Exhibit 5.3

June 3, 2020
TRI Pointe Group, Inc.
19540 Jamboree Road, Suite # 300
Irvine, CA 92612
Re: TRI Pointe Group, Inc. – Shelf Registration
Ladies and Gentlemen:
We have acted as special Arizona corporate counsel to the entities listed on Schedule A (collectively, the “Maracay Entities” as “Arizona Guarantors”) in connection with the Registration Statement on Form S-3 filed on June 3, 2020 (the “Registration Statement”) by TRI Pointe Group, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as Additional Registrants thereto, including the Arizona Guarantors (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale and offering by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of the Company’s debt securities, common stock, preferred stock, warrants, depositary shares, or purchase contracts, and guarantees of its debt securities, or units of any of those securities with other of such securities.
Any debt securities to be issued pursuant to the Registration Statement (the “Debt Securities”) will be issued under an indenture dated May 23, 2016, entered into among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached to the Registration Statement as Exhibit 4.9 (the “Base Indenture”), and, if applicable, one or more supplemental indentures thereto (collectively with the Base Indenture, the “Indenture”), and will be guaranteed by the Guarantors (“Guarantees”).
In connection with the foregoing, we have reviewed originals or copies of (i) the Registration Statement, and (ii) the Base Indenture and have made no other investigation or inquiry except as set forth herein. The Registration Statement and the Indenture are collectively referred to herein as the “Opinion Documents.”
We have also reviewed the following:
(a)The Articles of Organization and Operating Agreement, (such documents, as applicable, the “Organizational Documents”), of each of the Maracay Entities (each as amended through the date hereof);

(b)The Actions by Unanimous Written Consent of the Sole Member and Manager for each of the Maracay Entities, each dated May 3, 2020; and

(c)Secretary’s Certificate dated June 3, 2020.
In our review of the Opinion Documents and the other documents referred to herein, we have assumed without independent verification:
(a)The genuineness of all signatures;

(b)The authenticity of the originals of the documents submitted to us;

(c)The conformity to authentic originals of any documents submitted to us as copies;

(d)As to matters of fact, the truthfulness and accuracy of the representations, statements and warranties made in the Opinion Documents and in certificates of public officials and officers of all parties;

TRI Pointe Group, Inc.
June 3, 2020

(e)That the Opinion Documents (other than the Guarantees and any supplemental indenture to which any of the Arizona Guarantors is a signatory) contain legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and

(f)That:

(i)Every party to the Opinion Documents, other than the Maracay Entities, is duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii)Every party to the Opinion Documents, other than the Maracay Entities, has the power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized by all necessary action (corporate or otherwise), executed and delivered, the Opinion Documents;

(iii)The execution, delivery and performance by every party, other than the Maracay Entities, to the Opinion Documents does not contravene their respective organizational documents;

(iv)The execution, delivery and performance by every party, other than the Maracay Entities, of the Opinion Documents does not: (A) violate any law, rule or regulation applicable to it; or (B) result in any conflict with or breach of any agreement or document binding on it; and

(v)No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any party, other than the Maracay Entities, of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(g)The Opinion Documents accurately and completely describe and contain the parties’ mutual intent, understanding, and business purposes, and that there are no oral or written statements, agreements, understandings, or negotiations that directly or indirectly modify, define, amend, supplement, or vary, or purport to modify, define, amend, supplement, or vary, any of the terms of the Opinion Documents or any of the parties’ rights or obligations thereunder, by waiver or otherwise.

(h)We express no opinion to the extent that the laws of any jurisdiction other than the laws of the State of Arizona are applicable to the subject matter hereof.

(i)In rendering the opinions relating to violations of Arizona laws applicable to the Maracay Entities, such opinion is limited to such laws having the force of law that in our experience are typically applicable to a transaction of the nature contemplated by the Opinion Documents.

(j)We have assumed that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

(k)We have assumed that the conduct of the parties to the Opinion Documents has complied with any requirement of good faith, fair dealing and conscionability.

(l)In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Maracay Entities in matters with respect to which we have been engaged as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters and we render no opinion on matters other than those set forth herein. The opinions set forth herein are expressly so limited. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Maracay Entities.

TRI Pointe Group, Inc.
June 3, 2020

(m)We have also assumed that, at the time of the issuance, sale and delivery of any Guarantee: (i) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby will comply with all applicable laws; (iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) at the Relevant Time, the Trustee shall have been properly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto; (vi) the execution, delivery and performance by each of the Arizona Guarantors of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by each of the Arizona Guarantors of the Indenture and the Guarantee will not result in a default under or breach of any agreement or instrument binding upon an Arizona Guarantor, or any order judgment or decree of any court or governmental authority applicable to any Arizona Guarantor; (vii) the authorization by any Arizona Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by any of the Arizona Guarantors, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (ix) the Organizational Documents of each of the Arizona Guarantors and the resolutions of the managers of each of the Arizona Guarantors, each as currently in effect, will not have been modified or amended and will be in full force and effect.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications, limitations and exceptions set forth below, we are of the opinion that:
1.Based upon the Certificates of Good Standing for each Arizona Guarantor and issued by the Arizona Corporation Commission, each of the Arizona Guarantors has been duly organized and is validly existing and in good standing under the laws of the State of Arizona.

2.The execution and filing with the Commission of the Registration Statement has been duly authorized by all necessary action on the part of each Arizona Guarantor.

3.Each Arizona Guarantor has the requisite power and authority to authorize the form and terms of, and the performance, issuance and sale by each of the Arizona Guarantors of a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement.

4.The execution, delivery and performance of the Indenture and the issuance and sale of any Guarantee by Arizona Guarantors shall be authorized by all necessary corporate or limited liability company action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

5.The execution, delivery and performance by the Arizona Guarantors of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Arizona Guarantors of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of the Arizona Guarantors, or to our knowledge, any Arizona law, rule or regulation applicable to the Arizona Guarantors or (B) to our knowledge require any authorization, approval or other action by, or notice to or filing with,

TRI Pointe Group, Inc.
June 3, 2020

any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).
Our opinions expressed above are subject to the following qualifications and limitations:
(a)We express no opinion as to the validity and the enforceability of the Opinion Documents and understand you are relying on the opinion of other counsel with respect to such validity and enforceability.

(b)Our opinions are subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers); and, (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(c)We are qualified to practice law in the State of Arizona, and we do not purpose to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona. Our opinions are limited to the laws of the State of Arizona, as applicable, and currently in effect, and we do not express any opinion herein concerning any other law.

(d)Without limiting the generality of any other qualifications and limitations set forth in this opinion letter, we express no opinion concerning any issue arising under any of the following types of laws: securities or “blue sky” laws and regulations (including the Trust Indenture Act of 1939, as amended, and qualification of the Indenture thereunder or the Investment Company Act of 1940, as amended); tax laws; or laws relating to compliance by parties, other than the Arizona Guarantors, with fiduciary duty requirements generally applicable to this transaction; laws relating to fraudulent conveyance or transfers; and local laws and ordinances.

(e)The qualification that this opinion is limited to laws in force and facts existing on the date hereof.

(f)Our opinion set forth in opinion paragraph 1 is based solely upon the Arizona Guarantor company certificates, resolutions, and Certificates of Good Standing for each of the Arizona Guarantors and each provided by the Arizona Corporation Commission dated April 29, 2020.

(g)We have assumed that each of the Arizona Guarantors is solvent, has assets which fairly valued exceed its obligations, liabilities and debts, and has the ability and resources to satisfy its obligations, liabilities and debts as they become due.

(h)Note that we have not participated in the drafting or negotiation of any of the Opinion Documents or other documents or instruments and we express no opinion as to whether any disclosure documents accurately reflect the terms of the Opinion Documents or any other documents or instruments.
Our opinion incorporates by reference, and is to be interpreted in accordance with, the qualifications, assumptions and limitations set forth in the First Amended and Restated Report of the State Bar of Arizona Business Law Section Committee on Rendering Legal Opinions in Business Loans, dated October 20, 2004. This opinion letter is rendered only to the addressee to be used in conjunction with the Opinion Documents. This opinion letter may not be relied upon by any party for any other purpose without our prior written consent. Accordingly, it may not be: (i) used or relied upon by, or quoted or delivered to, any person or entity; or, (ii) used or relied upon for any purpose other than the purpose contemplated in the Opinion Documents without, in each instance, our prior written consent.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

TRI Pointe Group, Inc.
June 3, 2020

This opinion letter speaks only as of the date hereof and the opinions expressed herein are limited to the matters stated herein, and no opinions are implied beyond what is expressly stated herein. We expressly disclaim any responsibility to advise any party of any development or circumstance of any kind, or update, revise or supplement this opinion letter, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

/s/ TITUS BRUECKNER & LEVINE PLC

SCHEDULE A
LIST OF MARACAY ENTITIES
Maracay Homes, L.L.C.
Maracay 91, L.L.C.